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                                                                      EXHIBIT 11
                                                                      ----------
                            ABERCROMBIE & FITCH CO.
                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)
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

                                                  Quarter Ended
                                         -------------------------------
                                          February 1,       February 3,
                                             1997              1996
                                         -------------     -------------
Net income                                     $20,517           $12,634
                                         =============     =============

Common shares outstanding:
   Weighted average                             51,050            43,000
   Dilutive effect of stock options                 34                 -
   Weighted average treasury shares                  -                 -
                                         -------------     -------------
   Weighted average used to calculate
       net income per share                     51,084            43,000
                                         =============     =============

Net income per share                           $  0.40           $  0.29
                                         =============     =============

                                                   Year Ended
                                         -------------------------------
                                          February 1,       February 3,
                                             1997              1996
                                         -------------     -------------
Net income                                     $24,674           $14,298
                                         =============     =============

Common shares outstanding:
   Weighted average                             45,749            43,000
   Dilutive effect of stock options                 11                 -
   Weighted average treasury shares                  -                 -
                                         -------------     -------------
   Weighted average used to calculate
       net income per share                     45,760            43,000
                                         =============     =============

Net income per share                           $  0.54           $  0.33
                                         =============     =============
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